Exhibit 99.1

Investor Contact:	Media Contact:
Andy Milevoj	Cherie Gallarello
(516) 237-4617	cgallarello@1800flowers.com
amilevoj@1800flowers.com

1-800-FLOWERS.COM, Inc. Reports Fiscal 2024 Third Quarter Results

Reports Revenues of $379.4 million and Net Loss of $16.9 million, or $0.26 per share; Adjusted Net Loss1 was $18.0 million, or $0.28 per share

Gross Profit Margin Improved 300 basis points to 36.6%

Adjusted EBITDA1 Loss was $5.7 million, as Compared with $5.5 million in the Prior Year Period

(1)	Refer to “Definitions of Non-GAAP Financial Measures” and the tables attached at the end of this press release for reconciliation of non-GAAP results to applicable GAAP results.)

Jericho, NY, May 2, 2024 – 1-800-FLOWERS.COM, Inc. (NASDAQ: FLWS), a leading provider of gifts designed to help inspire customers to give more, connect more, and build more and better relationships, today reported results for its Fiscal 2024 third quarter ended March 31, 2024.

Fiscal 2024 Third Quarter Highlights

●

Total consolidated revenues decreased 9.1% to $379.4 million, compared with total consolidated revenues of $417.6 million in the prior year period. Quarter-over-quarter e-commerce revenue trends continued to improve, declining 4.9% as compared with a 6.6% decline in the prior quarter.

●

Gross profit margin increased 300 basis points to 36.6%, compared with 33.6% in the prior year period. The gross profit margin benefited from lower freight costs, improved commodity costs, and the Company’s logistics optimization efforts.

●

As part of the Company’s Work Smarter initiative to operate more efficiently and in response to the current business environment, the Company initiated a reduction of its full-time workforce. This is expected to yield cost savings of more than $10.0 million on an annualized basis. In conjunction with this action, the Company incurred $2.4 million of severance and related charges during the third quarter.

●

Operating expenses were 43.9% of sales, which includes the severance and related charges, as compared with 53.9% in the prior year period, which included a goodwill and intangible assets impairment charge. Operating expenses, excluding the impact of the severance and related charges, the appreciation or depreciation of investments in the Company’s non-qualified compensation plan, and the impairment charge recorded in the prior year period, were 42.4% of sales, as compared with 38.8% in the prior year period, declining $1.2 million as compared with the prior year period to $160.7 million.

●

Net loss for the quarter was $16.9 million, or $0.26 per share, which includes severance and related charges of $2.4 million or $0.02 per share, as well as a tax benefit of $0.04 per share related to the fiscal second quarter trademark impairment charge. In the prior year period, Net Loss was $71.0 million, or $1.10 per share, which included an after-tax, non-cash goodwill and intangible asset impairment charge of $53.1 million.

●	Adjusted Net Loss[1] was $18.0 million, or $0.28 per share, compared with an Adjusted Net Loss of $17.8 million, or $0.27 per share, in the prior year period.

●	Adjusted EBITDA[1] loss for the quarter was $5.7 million, as compared with an Adjusted EBITDA[1] loss of $5.5 million in the prior year period.

●	1-800-Flowers.com, Inc. was recognized amongst America's Most Trustworthy Companies by Newsweek for the year 2024.

●

Acquired Card Isle, an e-commerce greeting card company, expanding the Company’s presence in the greeting card category, and enhancing the gifting experience across its family of brands. The acquisition occurred after the third quarter ended.

“As we continue on our reversion to the mean path, our gross margin continued its significant recovery, improving 300 basis points during the third quarter,” said Jim McCann, Chairman and Chief Executive Officer of 1-800-FLOWERS.COM, Inc. “However, our topline results remain pressured by a complex consumer environment. In response, we amplified our Work Smarter efforts and reduced our workforce during the fiscal third quarter. While these decisions are always difficult, these changes were made with a focus on appropriately allocating resources to the growth opportunities within our business.”

Mr. McCann added, “We believe it’s important to put our current results in their proper context. We are a bigger, better, stronger company today than we were just a few short years ago. Reversions to the mean rarely occur in a linear fashion and this does not change our long-term view in which we expect our revenue to return to its historical growth rate over time. Most importantly, we continue to execute on our strategic initiatives to enhance and expand the offerings on our platform to be the gifting destination of choice for thoughtful and expressive gift-giving occasions.”

Segment Results

The Company provides Fiscal 2024 third quarter selected financial results for its Gourmet Foods and Gift Baskets, Consumer Floral and Gifts, and BloomNet segments in the tables attached to this release and as follows:

●

Gourmet Foods and Gift Baskets: Revenues for the quarter were $131.0 million, declining 11.4% compared with $147.9 million in the prior year period, with e-commerce revenue declining 4.5% in the current year period. Gross profit margin expanded 530 basis points to 29.9%, compared with 24.6% percent in the prior year period, benefiting from lower freight costs, the Company’s inventory and labor optimization efforts, as well as a decline in certain commodity costs. Excluding the impact of the severance charge in the current period and the impairment charge in the year ago period, the segment contribution margin[1] loss improved by $6.3 million to $7.6 million, compared with a segment contribution margin[1] loss of $13.9 million in the prior year period.

●

Consumer Floral & Gifts: Revenues for the quarter were $221.2 million, declining 5.1% compared with $233.0 million in the prior year period. Gross profit margin expanded 140 basis points to 39.3%, compared with 37.9% percent in the prior year period, improving on lower fulfillment costs and the Company’s logistics optimization efforts. Excluding the impact of the severance charge in the current period, segment contribution margin[1] was $22.8 million, compared with segment contribution margin[1] of $26.1 million in the prior year period.

●

BloomNet: Revenues for the quarter were $27.3 million, declining 26.1% compared with $37.0 million in the prior year period. Revenue was impacted by the lower volume of lower margin orders processed by BloomNet. Gross profit margin was 45.4%, compared with 42.5% in the prior year period, primarily reflecting higher margin product mix and lower freight costs. As a result, excluding the impact of the severance charge in the current period, segment contribution margin[1] was $7.6 million, compared with $11.0 million in the prior year period.

Company Guidance

The Company is reiterating its Fiscal 2024 guidance, including:

●	total revenues on a percentage basis to decline in a range of 7% to 9%, as compared with the prior year;

●	Adjusted EBITDA[1] to be in a range of $95 million to $100 million; and

●	Free Cash Flow[1] to be in a range of $60 million to $65 million.

Conference Call

The Company will conduct a conference call to discuss the above details and attached financial results today, May 2, 2024, at 8:00 a.m. (ET). The conference call will be webcast from the Investors section of the Company’s website at www.1800flowersinc.com. A recording of the call will be posted on the Investors section of the Company’s website within two hours of the call’s completion. A telephonic replay of the call can be accessed beginning at 2:00 p.m. (ET) today through May 9, 2024, at: (US) 1-877-344-7529; (Canada) 855-669-9658; (International) 1-412-317-0088; enter conference ID #: 4365463.

Definitions of non-GAAP Financial Measures:

We sometimes use financial measures derived from consolidated financial information, but not presented in our financial statements prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). Certain of these are considered "non-GAAP financial measures" under the U.S. Securities and Exchange Commission rules. Non-GAAP financial measures referred to in this document are either labeled as “non-GAAP” or designated as such with a “1”. See below for definitions and the reasons why we use these non-GAAP financial measures. Where applicable, see the Selected Financial Information below for reconciliations of these non-GAAP measures to their most directly comparable GAAP financial measures. Reconciliations for forward-looking figures would require unreasonable efforts at this time because of the uncertainty and variability of the nature and amount of certain components of various necessary GAAP components, including, for example, those related to compensation, tax items, amortization or others that may arise during the year, and the Company’s management believes such reconciliations would imply a degree of precision that would be confusing or misleading to investors. For the same reasons, the Company is unable to address the probable significance of the unavailable information. The lack of such reconciling information should be considered when assessing the impact of such disclosures.

EBITDA and Adjusted EBITDA:

We define EBITDA as net income (loss) before interest, taxes, depreciation, and amortization. Adjusted EBITDA is defined as EBITDA adjusted for the impact of stock-based compensation, Non-Qualified Plan Investment appreciation/depreciation, and for certain items affecting period-to-period comparability. See Selected Financial Information for details on how EBITDA and Adjusted EBITDA were calculated for each period presented. The Company presents EBITDA and Adjusted EBITDA because it considers such information meaningful supplemental measures of its performance and believes such information is frequently used by the investment community in the evaluation of similarly situated companies. The Company uses EBITDA and Adjusted EBITDA as factors to determine the total amount of incentive compensation available to be awarded to executive officers and other employees. The Company's credit agreement uses EBITDA and Adjusted EBITDA to determine its interest rate and to measure compliance with certain covenants. EBITDA and Adjusted EBITDA are also used by the Company to evaluate and price potential acquisition candidates. EBITDA and Adjusted EBITDA have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of the Company's results as reported under GAAP. Some of the limitations are: (a) EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, the Company's working capital needs; (b) EBITDA and Adjusted EBITDA do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on the Company's debts; and (c) although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future and EBITDA does not reflect any cash requirements for such capital expenditures. EBITDA and Adjusted EBITDA should only be used on a supplemental basis combined with GAAP results when evaluating the Company's performance.

Segment Contribution Margin and Adjusted Segment Contribution Margin

We define Segment Contribution Margin as earnings before interest, taxes, depreciation, and amortization, before the allocation of corporate overhead expenses. Adjusted Segment Contribution Margin is defined as Segment Contribution Margin adjusted for certain items affecting period-to-period comparability. See Selected Financial Information for details on how Segment Contribution Margin and Adjusted Segment Contribution Margin were calculated for each period presented. When viewed together with our GAAP results, we believe Segment Contribution Margin and Adjusted Segment Contribution Margin provide management and users of the financial statements meaningful information about the performance of our business segments. Segment Contribution Margin and Adjusted Segment Contribution Margin are used in addition to and in conjunction with results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures. The material limitation associated with the use of Segment Contribution Margin and Adjusted Segment Contribution Margin is that they are an incomplete measure of profitability as they do not include all operating expenses or non-operating income and expenses. Management compensates for this limitation when using these measures by looking at other GAAP measures, such as Operating Income and Net Income.

Adjusted Net Income (Loss) and Adjusted or Comparable Net Income (Loss) Per Common Share:

We define Adjusted Net Income (Loss) and Adjusted or Comparable Net Income (Loss) Per Common Share as Net Income (Loss) and Net Income (Loss) Per Common Share adjusted for certain items affecting period-to-period comparability. See Selected Financial Information below for details on how Adjusted Net Income (Loss) Per Common Share and Adjusted or Comparable Net Income (Loss) Per Common Share were calculated for each period presented. We believe that Adjusted Net Income (Loss) and Adjusted or Comparable Net Income (Loss) Per Common Share are meaningful measures because they increase the comparability of period-to-period results. Since these are not measures of performance calculated in accordance with GAAP, they should not be considered in isolation of, or as a substitute for, GAAP Net Income (Loss) and Net Income (Loss) Per Common share, as indicators of operating performance and they may not be comparable to similarly titled measures employed by other companies.

Free Cash Flow:

We define Free Cash Flow as net cash provided by operating activities less capital expenditures. The Company considers Free Cash Flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business after the purchases of fixed assets, which can then be used to, among other things, invest in the Company’s business, make strategic acquisitions, strengthen the balance sheet, and repurchase stock or retire debt. Free Cash Flow is a liquidity measure that is frequently used by the investment community in the evaluation of similarly situated companies. Since Free Cash Flow is not a measure of performance calculated in accordance with GAAP, it should not be considered in isolation or as a substitute for analysis of the Company's results as reported under GAAP. A limitation of the utility of Free Cash Flow as a measure of financial performance is that it does not represent the total increase or decrease in the Company's cash balance for the period.

About 1-800-FLOWERS.COM, Inc.

1-800-FLOWERS.COM, Inc. is a leading provider of gifts designed to help inspire customers to give more, connect more, and build more and better relationships. The Company’s e-commerce business platform features an all-star family of brands, including: 1-800-Flowers.com®, 1-800-Baskets.com®, Cheryl’s Cookies®, Harry & David®, PersonalizationMall.com®, Shari’s Berries®, FruitBouquets.com®, Things Remembered®, Moose Munch®, The Popcorn Factory®, Wolferman’s Bakery®, Vital Choice®, and Simply Chocolate®. Through the Celebrations Passport® loyalty program, which provides members with free standard shipping and no service charge on eligible products across our portfolio of brands, 1-800-FLOWERS.COM, Inc. strives to deepen relationships with customers. The Company also operates BloomNet®, an international floral and gift industry service provider offering a broad-range of products and services designed to help members grow their businesses profitably; Napco℠, a resource for floral gifts and seasonal décor; DesignPac Gifts, LLC, a manufacturer of gift baskets and towers; and Alice’s Table®, a lifestyle business offering fully digital livestreaming and on demand floral, culinary and other experiences to guests across the country. 1-800-FLOWERS.COM, Inc. was recognized among America’s Most Trustworthy Companies by Newsweek. 1-800-FLOWERS.COM, Inc. was also recognized among the top 5 on the National Retail Federation’s 2021 Hot 25 Retailers list, which ranks the nation’s fastest-growing retail companies, and was named to the Fortune 1000 list in 2022. Shares in 1-800-FLOWERS.COM, Inc. are traded on the NASDAQ Global Select Market, ticker symbol: FLWS. For more information, visit 1800flowersinc.com or follow @1800FLOWERSInc on Twitter.

FLWS–COMP

FLWS-FN

Special Note Regarding Forward Looking Statements:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent the Company’s current expectations or beliefs concerning future events and can generally be identified using statements that include words such as “estimate,” “expects,” “project,” “believe,” “anticipate,” “intend,” “plan,” “foresee,” “forecast,” “likely,” “should,” “will,” “target” or similar words or phrases. These forward-looking statements are subject to risks, uncertainties, and other factors, many of which are outside of the Company’s control, which could cause actual results to differ materially from the results expressed or implied in the forward-looking statements, including, but not limited to, statements regarding the Company’s ability to achieve its guidance for the full Fiscal year; the Company’s ability to leverage its operating platform and reduce its operating expense ratio; its ability to successfully integrate acquired businesses and assets; its ability to successfully execute its strategic initiatives; its ability to cost effectively acquire and retain customers; the outcome of contingencies, including legal proceedings in the normal course of business; its ability to compete against existing and new competitors; its ability to manage expenses associated with sales and marketing and necessary general and administrative and technology investments; its ability to reduce promotional activities and achieve more efficient marketing programs; and general consumer sentiment and industry and economic conditions that may affect levels of discretionary customer purchases of the Company’s products. The Company undertakes no obligation to publicly update any of the forward-looking statements, whether because of new information, future events or otherwise, made in this release or in any of its SEC filings. Consequently, you should not consider any such list to be a complete set of all potential risks and uncertainties. For a more detailed description of these and other risk factors, refer to the Company’s SEC filings, including the Company’s Annual Reports on Form 10-K and its Quarterly Reports on Form 10-Q.

Note: The following tables are an integral part of this press release without which the information presented in this press release should be considered incomplete.

1-800-FLOWERS.COM, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(in thousands)

	March 31, 2024	July 2, 2023
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$183,956	$126,807
Trade receivables, net	26,779	20,419
Inventories	159,458	191,334
Prepaid and other	26,437	34,583
Total current assets	396,630	373,143

Property, plant and equipment, net	223,939	234,569
Operating lease right-of-use assets	114,784	124,715
Goodwill	153,577	153,376
Other intangibles, net	116,783	139,888
Other assets	34,269	25,739
Total assets	$1,039,982	$1,051,430

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$47,015	$52,588
Accrued expenses	138,004	141,914
Current maturities of long-term debt	10,000	10,000
Current portion of long-term operating lease liabilities	15,250	15,759
Total current liabilities	210,269	220,261

Long-term debt, net	179,432	186,391
Long-term operating lease liabilities	107,918	117,330
Deferred tax liabilities, net	22,599	31,134
Other liabilities	34,438	24,471
Total liabilities	554,656	579,587
Total stockholders’ equity	485,326	471,843
Total liabilities and stockholders’ equity	$1,039,982	$1,051,430

1-800-FLOWERS.COM, Inc. and Subsidiaries

Selected Financial Information

Consolidated Statements of Operations

(in thousands, except for per share data)

(unaudited)

	Three Months Ended		Nine Months Ended
	March 31, 2024	April 2, 2023	March 31, 2024	April 2, 2023
Net revenues:
E-Commerce	$340,241	$357,801	$1,288,558	$1,387,133
Other	39,164	59,765	181,951	231,914
Total net revenues	379,405	417,566	1,470,509	1,619,047
Cost of revenues	240,688	277,126	874,167	1,009,383
Gross profit	138,717	140,440	596,342	609,664
Operating expenses:
Marketing and sales	105,828	106,472	376,903	390,077
Technology and development	15,291	14,837	45,417	44,529
General and administrative	32,295	25,922	87,938	81,075
Depreciation and amortization	13,232	13,267	40,578	40,276
Goodwill and intangible impairment	-	64,586	19,762	64,586
Total operating expenses	166,646	225,084	570,598	620,543
Operating income (loss)	(27,929)	(84,644)	25,744	(10,879)
Interest expense, net	881	1,712	8,974	8,676
Other (income) expense, net	(3,574)	1,404	(5,836)	2,474
Income (loss) before income taxes	(25,236)	(87,760)	22,606	(22,029)
Income tax (benefit) expense	(8,333)	(16,767)	7,844	126
Net income (loss)	$(16,903)	$(70,993)	$14,762	$(22,155)

Basic net income (loss) per common share	$(0.26)	$(1.10)	$0.23	$(0.34)

Diluted net income (loss) per common share	$(0.26)	$(1.10)	$0.23	$(0.34)

Weighted average shares used in the calculation of net income (loss) per common share:
Basic	64,489	64,767	64,703	64,660
Diluted	64,489	64,767	65,057	64,660

1-800-FLOWERS.COM, Inc. and Subsidiaries

Selected Financial Information

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Nine Months Ended
	March 31, 2024	April 2, 2023

Operating activities:
Net income (loss)	$14,762	$(22,155)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Goodwill and intangible impairment	19,762	64,586
Depreciation and amortization	40,578	40,276
Amortization of deferred financing costs	541	998
Deferred income taxes	(8,535)	(4,390)
Bad debt expense	418	2,997
Stock-based compensation	7,641	5,941
Other non-cash items	(122)	(245)
Changes in operating items:
Trade receivables	(6,778)	(15,977)
Inventories	31,674	57,031
Prepaid and other	4,761	2,706
Accounts payable and accrued expenses	(6,077)	(59,806)
Other assets and liabilities	1,426	1,102
Net cash provided by operating activities	100,051	73,064

Investing activities:
Acquisitions, net of cash acquired	-	(5,000)
Capital expenditures	(26,482)	(31,351)
Net cash used in investing activities	(26,482)	(36,351)

Financing activities:
Acquisition of treasury stock	(9,178)	(1,197)
Proceeds from exercise of employee stock options	258	-
Proceeds from bank borrowings	82,000	195,900
Repayment of bank borrowings	(89,500)	(210,900)
Debt issuance cost	-	(383)
Net cash used in financing activities	(16,420)	(16,580)

Net change in cash and cash equivalents	57,149	20,133
Cash and cash equivalents:
Beginning of period	126,807	31,465
End of period	$183,956	$51,598

1-800-FLOWERS.COM, Inc. and Subsidiaries

Selected Financial Information – Category Information

(dollars in thousands)

(unaudited)

	Three Months Ended
	March 31, 2024	Restructuring cost/Severance	As Adjusted (non-GAAP) March 31, 2024	April 2, 2023	Goodwill and Intangible Impairment	Things Remembered Transaction Costs	As Adjusted (non-GAAP) April 2, 2023	% Change
Net revenues:
Consumer Floral & Gifts	$221,207	$-	$221,207	$233,019	$-	$-	$233,019	-5.1%
BloomNet	27,314		27,314	36,968			36,968	-26.1%
Gourmet Foods & Gift Baskets	130,989		130,989	147,863			147,863	-11.4%
Corporate	167		167	36			36	363.9%
Intercompany eliminations	(272)		(272)	(320)			(320)	15.0%
Total net revenues	$379,405	$-	$379,405	$417,566	$-	$-	$417,566	-9.1%

Gross profit:
Consumer Floral & Gifts	$87,005		$87,005	$88,317			$88,317	-1.5%
	39.3%		39.3%	37.9%			37.9%

BloomNet	12,411		12,411	15,720			15,720	-21.0%
	45.4%		45.4%	42.5%			42.5%

Gourmet Foods & Gift Baskets	39,169		39,169	36,371			36,371	7.7%
	29.9%		29.9%	24.6%			24.6%

Corporate	132		132	32			32	312.5%
	79.0%		79.0%	88.9%			88.9%

Total gross profit	$138,717	$-	$138,717	$140,440	$-	$-	$140,440	-1.2%
	36.6%	-	36.6%	33.6%	-	-	33.6%

EBITDA (non-GAAP):
Segment Contribution Margin (non-GAAP) (a):
Consumer Floral & Gifts	$22,190	$630	$22,820	$26,136	$-	$-	$26,136	-12.7%
BloomNet	7,506	69	7,575	10,982			10,982	-31.0%
Gourmet Foods & Gift Baskets	(8,172)	538	(7,634)	(78,480)	64,586		(13,894)	45.1%
Segment Contribution Margin Subtotal	21,524	1,237	22,761	(41,362)	64,586	-	23,224	-2.0%
Corporate (b)	(36,221)	1,180	(35,041)	(30,015)		201	(29,814)	-17.5%
EBITDA (non-GAAP)	(14,697)	2,417	(12,280)	(71,377)	64,586	201	(6,590)	-86.3%
Add: Stock-based compensation	3,046		3,046	2,487			2,487	22.5%
Add: Compensation charge related to NQDC Plan Investment Appreciation (Depreciation)	3,534		3,534	(1,446)			(1,446)	344.4%
Adjusted EBITDA (non-GAAP)	$(8,117)	$2,417	$(5,700)	$(70,336)	$64,586	$201	$(5,549)	-2.7%

1-800-FLOWERS.COM, Inc. and Subsidiaries

Selected Financial Information – Category Information

(dollars in thousands)

(unaudited)

	Nine Months Ended
	March 31, 2024	Intangible Impairment	Restructuring cost/Severance	As Adjusted (non-GAAP) March 31, 2024	April 2, 2023	Goodwill and Intangible Impairment	Things Remembered Transaction Costs	As Adjusted (non-GAAP) April 2, 2023	% Change
Net revenues:
Consumer Floral & Gifts	$618,236	$-	$-	$618,236	$672,248	$-	$-	$672,248	-8.0%
BloomNet	83,420			83,420	103,187			103,187	-19.2%
Gourmet Foods & Gift Baskets	769,061			769,061	844,522			844,522	-8.9%
Corporate	716			716	152			152	371.1%
Intercompany eliminations	(924)			(924)	(1,062)			(1,062)	13.0%
Total net revenues	$1,470,509	$-	$-	$1,470,509	$1,619,047	$-	$-	$1,619,047	-9.2%

Gross profit:
Consumer Floral & Gifts	$252,503	$-	$-	$252,503	$262,510	$-	$-	$262,510	-3.8%
	40.8%			40.8%	39.0%			39.0%

BloomNet	39,883			39,883	44,086			44,086	-9.5%
	47.8%			47.8%	42.7%			42.7%

Gourmet Foods & Gift Baskets	303,276			303,276	302,902			302,902	0.1%
	39.4%			39.4%	35.9%			35.9%

Corporate	680			680	166			166	309.6%
	95.0%			95.0%	109.2%			109.2%

Total gross profit	$596,342	$-	$-	$596,342	$609,664	$-	$-	$609,664	-2.2%
	40.6%	-	-	40.6%	37.7%	-	-	37.7%

EBITDA (non-GAAP):
Segment Contribution Margin (non-GAAP) (a):
Consumer Floral & Gifts	$41,609	$19,762	$630	$62,001	$64,832	$-	$-	$64,832	-4.4%
BloomNet	25,981		69	26,050	29,847			29,847	-12.7%
Gourmet Foods & Gift Baskets	98,953		538	99,491	26,313	64,586	-	90,899	9.5%
Segment Contribution Margin Subtotal	166,543	19,762	1,237	187,542	120,992	64,586	-	185,578	1.1%
Corporate (b)	(100,221)		1,180	(99,041)	(91,595)		444	(91,151)	-8.7%
EBITDA (non-GAAP)	66,322	19,762	2,417	88,501	29,397	64,586	444	94,427	-6.3%
Add: Stock-based compensation	7,641			7,641	5,941			5,941	28.6%
Add: Compensation charge related to NQDC Plan Investment Appreciation (Depreciation)	5,712			5,712	(2,548)			(2,548)	324.2%
Adjusted EBITDA (non-GAAP)	$79,675	$19,762	$2,417	$101,854	$32,790	$64,586	$444	$97,820	4.1%

1-800-FLOWERS.COM, Inc. and Subsidiaries

Selected Financial Information

(in thousands)

(unaudited)

Reconciliation of net income (loss) to adjusted net income (loss) (non-GAAP):	Three Months Ended		Nine Months Ended
	March 31, 2024	April 2, 2023	March 31, 2024	April 2, 2023

Net income (loss)	$(16,903)	$(70,993)	$14,762	$(22,155)
Adjustments to reconcile net income (loss) to adjusted net income (loss) (non-GAAP)
Add: Transaction costs	-	201	-	444
Add: Restructuring cost/Severance	2,417	-	2,417	-
Add: Goodwill and intangible impairment	-	64,586	19,762	64,586
Deduct: Income tax effect on adjustments	(3,538)	(11,546)	(3,538)	(11,609)
Adjusted net income (loss) (non-GAAP)	$(18,024)	$(17,752)	$33,403	$31,266

Basic and diluted net income (loss) per common share
Basic	$(0.26)	$(1.10)	$0.23	$(0.34)
Diluted	$(0.26)	$(1.10)	$0.23	$(0.34)

Basic and diluted adjusted net income (loss) per common share (non-GAAP)
Basic	$(0.28)	$(0.27)	$0.52	$0.48
Diluted	$(0.28)	$(0.27)	$0.51	$0.48

Weighted average shares used in the calculation of basic and diluted net income (loss) and adjusted net income (loss) per common share
Basic	64,489	64,767	64,703	64,660
Diluted	64,489	64,767	65,057	64,660

1-800-FLOWERS.COM, Inc. and Subsidiaries

Selected Financial Information

(in thousands)

(unaudited)

Reconciliation of net income (loss) to adjusted EBITDA (non-GAAP):	Three Months Ended		Nine Months Ended
	March 31, 2024	April 2, 2023	March 31, 2024	April 2, 2023

Net income (loss)	$(16,903)	$(70,993)	$14,762	$(22,155)
Add: Interest expense and other, net	(2,693)	3,116	3,138	11,150
Add: Depreciation and amortization	13,232	13,267	40,578	40,276
Add: Income tax (benefit) expense	(8,333)	(16,767)	7,844	126
EBITDA	(14,697)	(71,377)	66,322	29,397
Add: Stock-based compensation	3,046	2,487	7,641	5,941
Add: Compensation charge related to NQDC Plan Investment Appreciation (Depreciation)	3,534	(1,446)	5,712	(2,548)
Add: Transaction costs	-	201	-	444
Add: Restructuring cost/Severance	2,417	-	2,417	-
Add: Goodwill and intangible impairment	-	64,586	19,762	64,586
Adjusted EBITDA	$(5,700)	$(5,549)	$101,854	$97,820

(a) Segment performance is measured based on segment contribution margin or segment Adjusted EBITDA, reflecting only the direct controllable revenue and operating expenses of the segments, both of which are non-GAAP measurements. As such, management’s measure of profitability for these segments does not include the effect of corporate overhead, described above, depreciation and amortization, other income (net), and other items that we do not consider indicative of our core operating performance.

(b) Corporate expenses consist of the Company’s enterprise shared service cost centers, and include, among other items, Information Technology, Human Resources, Accounting and Finance, Legal, Executive and Customer Service Center functions, as well as Stock-Based Compensation. In order to leverage the Company’s infrastructure, these functions are operated under a centralized management platform, providing support services throughout the organization. The costs of these functions, other than those of the Customer Service Center, which are allocated directly to the above categories based upon usage, are included within corporate expenses as they are not directly allocable to a specific segment.

1-800-FLOWERS.COM, Inc. and Subsidiaries

Selected Financial Information

(in thousands)

(unaudited)

Reconciliation of net cash provided by operating activities to free cash flow (non-GAAP):	Nine Months Ended
	March 31, 2024	April 2, 2023
Net cash provided by operating activities	$100,051	$73,064
Capital expenditures	(26,482)	(31,351)
Free cash flow	$73,569	$41,713